Exhibit 31.2

CERTIFICATION

I, J. Miguel Fernandez de Castro, certify that:

1.	I have reviewed this Amendment No. 1 to annual report on Form 10-K of ExamWorks Group, Inc.; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 29, 2016
s/ J. Miguel Fernandez de Castro
J. Miguel Fernandez de Castro
Chief Financial Officer